UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2010
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 497-5000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Resignation of Director Steven R. Booth
On December 8, 2010, Steven R. Booth informed Lennox International Inc. (the “Company”) of his resignation from its Board of Directors (the “Board”) effective that day.
(d)	Election of Director Gregory T. Swienton
On December 10, 2010, the Board, as permitted under its Amended and Restated Bylaws, elected Gregory T. Swienton to fill the board seat created by Mr. Booth’s resignation. Mr. Swienton’s term will expire at the 2012 annual meeting of stockholders.
Mr. Swienton is expected to be named to the Compensation and Human Resources Committee (the “CHRC”) and Public Policy Committee.
As compensation for his service on the Board, Mr. Swienton will receive an annual retainer of $90,000, at least $20,000 of which must be taken in the form of common stock of the Company, in accordance with the Company’s Board of Director compensation program. In addition, on December 10, 2010, Mr. Swienton received a grant of 2,056 restricted stock units (“RSUs”). The RSUs will vest, subject to Mr. Swienton’s continued service as a director of the Company, three years following the grant date. The other terms and conditions of Mr. Swienton’s grant are set forth in the Restricted Stock Unit Award Agreement for Non-Employee Directors to be entered into between the Company and Mr. Swienton, the form of which is filed as an exhibit to this Form 8-K and incorporated herein by reference. The compensation described above is consistent with the Company’s Board compensation program applicable to the Company’s other Board members.
Mr. Swienton and the Company plan to enter into an indemnification agreement (the “Indemnification Agreement”) which will provide indemnification protection for Mr. Swienton in connection with his service as a director of the Company. The agreement will be substantially similar to the form filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (Registration No. 333-75725) filed on April 6, 1999 and incorporated herein by reference.
The Company issued a press release announcing Mr. Swienton’s election on December 13, 2010, which is attached to this Form 8-K as Exhibit 99.1.
(e)	Long-Term Incentive Awards
On December 9, 2010, the Company’s CHRC approved awards under the Company’s 2010 Incentive Plan, as amended and restated, of performance share units (“PSUs”), RSUs and stock appreciation rights (“SARs”) to the Company’s named executive officers. Subject to continued employment with the Company, the RSUs will vest three years from the date of grant. Subject to continued employment with the Company and the achievement of pre-determined performance goals, the PSUs will vest on December 31, 2013 (the end of the performance period). The number of actual PSUs that vest (if any) depends on the achievement of predetermined levels of Net Income and Return on Invested Capital over the three-year performance period. Subject to continued employment with the Company, one-third of the SAR awards will vest on each of the three anniversary dates following the date of grant.

The other terms and conditions of these awards are set forth in the Form of Long-Term Incentive Award Agreement for U.S. Employees — Vice President and Above, to be entered into between the Company and each named executive officer, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.
The CHRC approved awards to the Company’s named executive officers in the following amounts:

Named Executive Officer	PSUs (Target)	RSUs	SARs

Todd M. Bluedorn	40,043	24,026	54,212
Robert W. Hau	9,050	5,430	12,252
Douglas L. Young	9,050	5,430	12,252
John D. Torres	9,050	5,430	12,252
Roy A. Rumbough	2,706	1,623	3,663

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors
10.2	Form of Long-Term Incentive Award Agreement for U.S. Employees — Vice President and Above
99.1	Press Release dated December 13, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 13, 2010	By:	/s/ Robert L. Villaseñor
		Name:	Robert L. Villaseñor
		Title:	Director, Securities Law and Assistant Secretary

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